SCHEDULE 14C
(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934 (Amendment No.           )

Check the appropriate box:

☐	Preliminary information statement
☒	Definitive information statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

AFH HOLDING II, INC.

(Name of Registrant as Specified in Charter)

Payment of filing fee (check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Note to Cover Page.  Where any item, other than Item 4, calls for information with respect to any matter to be acted upon at the meeting or, if no meeting is being held, by written authorization or consent, such item need be answered only with respect to proposals to be made by the registrant.  Registrants and acquirees that meet the definition of "small reporting company" under Rule 12b-2 of the Exchange Act (§ 240.12b-2) shall refer to the disclosure items in Regulation S-K (§§ 229.10 through 229.1123 of this chapter) with specific attention to the scaled disclosure requirements for smaller reporting companies, if any.  A smaller reporting company may provide the information in Article 8 of Regulation S-X in lieu of any financial statements required by Item 1 of § 240.14c-101.

AFH HOLDING II, INC.
9595 Wilshire Boulevard, Suite 900
Beverly Hills, CA 90212
(310) 717-8942

INFORMATION STATEMENT

May 18, 2010

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

NOTICE OF ACTION BY WRITTEN CONSENT

This Information Statement is being furnished to the sole stockholder of record of AFH Holding II, Inc. (the “Company”) as of May 11, 2010 (the “Record Date”), in connection with the adoption of an Amended and Restated Certificate of Incorporation of the Company, by the written consent of the sole holder of the Company’s outstanding Common Stock (the “Common Stock”).

The Board of Directors of the Company has determined to amend and restate the Certificate of Incorporation of the Company to change, among other things, (i) the name of the Company to First Blush Brands, Inc., (ii) to provide that directors may only be removed for cause by a supermajority vote of the Company’s stockholders, (iii) to eliminate the right of the stockholders to act by written consent, and (iv) to incorporate language permitted by Section 102(b)(2) of the Delaware General Corporation Law concerning stockholder approval under certain circumstances of a plan of reorganization and to restate the existing Certificate of Incorporation in the form attached as Exhibit A.  The Board of Directors made this determination in connection with the reverse takeover of the Company that was consummated on May 12, 2010 pursuant to which the Company acquired all of the outstanding capital stock of First Blush, Inc. in exchange (the “Exchange”) for shares of the Company’s common stock and thereby ceased to be a shell company. In connection with the Exchange, the Company issued to the former stockholders of First Blush, Inc. 7,125,000 shares of Common Stock of the Company.

Pursuant to Section 228 of the General Corporation Law of the State of Delaware, and Article 1, Section 8 of the Company’s By-laws, any action which may be taken at any annual or special meeting of stockholders of a Delaware corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent must be given to those stockholders who have not consented in writing.

The Company has obtained the written consent to the foregoing amendment and restatement of the Company’s Certificate of Incorporation by the Company’s Board of Directors and the sole holder of 100% of the outstanding Common Stock, as of the Record Date, and therefore, no further consent or vote of stockholders is necessary to effect this change.

Under applicable federal securities laws, the Amended and Restated Certificate of Incorporation cannot be effective until at least 20 calendar days after this Information Statement is sent or given to the stockholder of the Company as of the Record Date.   The approximate date this Information Statement is first being sent or given to stockholders is May 18, 2010.

BACKGROUND

On May 12, 2010, the Company and First Blush, Inc. (“First Blush”) entered into an Exchange Agreement among the Company, AFH Holding and Advisory, LLC (“AFH Holding”), the Company’s sole stockholder, First Blush, Rose Hill Gardens LLC, Sandra Missakian, William A. Gustafson and Prescott Interests Ltd..  Pursuant to the terms and conditions of the Exchange Agreement, as of the effective date, among other things:

•
The sole stockholder of the Company approved an amendment and restatement of the Company’s articles of incorporation in the form annexed hereto as Exhibit A, changing, among other things, its name to “First Blush Brands, Inc.”;

•
Each share of First Blush’s capital stock issued and outstanding immediately prior to the closing of the Exchange was converted into shares of the Company’s Common Stock.  An aggregate of 7,125,000 shares of the Company’s Common Stock were issued to the holders of First Blush’s capital stock;

•	First Blush became a wholly-owned subsidiary of the Company;

•	Amir F. Heshmatpour resigned as the sole officer of the Company and simultaneously therewith new officers were appointed, as follows:

Name	Title
Anthony Roth	President and Chief Executive Officer
Barrett Carrere	Chief Financial Officer, Secretary

•
Mr. Heshmatpour, as the sole director of the Company, increased the size of the Board of Directors from one director to four directors, delivered his resignation as a director and designated Anthony Roth, Sandra Missakian and Victoria Briggs to fill the vacancies created by the increase in the size of the board, all to become effective following the expiration of ten days following the filing of a Schedule 14F-1 with the Securities Exchange Commission;

•	The Company entered into employment agreements with Mr. Roth and Mr. Carrere;

•	The Company agreed to pay a fee to AFH Holding in the amount of $250,000; $75,000 of which was previously paid and the balance of $175,000 remains unpaid;

•	The Company issued 75,000 shares of Common Stock to Mr. Roth in satisfaction of $75,000 of indebtedness owed by First Blush to Mr. Roth;

•	The Company granted AFH Holding the right to designate one member of the Company’s board of directors;

•
All outstanding liabilities and obligations of the Company were satisfied or waived and Mr. Heshmatpour and AFH Holding agreed to indemnify the Company for any liability or obligation relating to matters prior to the effective time of the Exchange; and

•
Each of the Company and its stockholder on the one hand and First Blush and its securityholders on the other provided customary representations and warranties, and closing conditions in the Exchange Agreement.

The Company’s Schedule 14F-1 regarding a change in the majority of the Company’s board of directors was filed May 13, 2010. Therefore, the new board of directors is expected to take office May 23, 2010.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

On the Record Date, the Company had 1,500,000 shares of issued and outstanding Common Stock, each of which was entitled to one vote, and one holder of record of the Common Stock.  AFH Holding was the Company’s sole stockholder of record on the Record Date.

DISSENTERS’ RIGHT OF APPRAISAL

Under Delaware law and the Company’s Certificate of Incorporation and By-laws, no stockholder is entitled to appraisal of or payment for her shares of stock.

INTERESTS OF CERTAIN PERSONS IN THE STOCKHOLDER ACTION

The Company’s sole stockholder as of the Record Date, AFH Holding, will be paid a fee of $250,000 in connection with the Exchange. $75,000 of this fee has been paid to date and the remaining $175,000 will be paid upon the closing of additional financing for the Company.  Amir F. Heshmatpour, the Company’s sole officer and director as of the Record Date, is the Managing Member of AFH Holding.  Otherwise, no director, executive officer, associate of any director or executive officer, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the action to amend and restate the Certificate of Incorporation that is not shared by all other holders of the Company’s Common Stock.  See “Security Ownership of Certain Beneficial Owners and Management”.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Before the Exchange

The following table lists, as of the Record Date, the number of shares of Common Stock of the Company that are beneficially owned by (i) each person or entity known to the Company to be the beneficial owner of more than five percent (5%) of the outstanding common stock; (ii) each executive officer and director of the Company; and (iii) all officers and directors as a group.  Information relating to beneficial ownership of common stock by the Company’s principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the SEC.  Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security.  The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within sixty (60) days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 1,500,000 shares of the Company’s Common Stock issued and outstanding as of May 11, 2010.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Percent of Common Stock Beneficially Owned

AFH Holding and Advisory, LLC	1,500,000	(1)	100.00%
9595 Wilshire Blvd, Suite 700 Beverly Hills, CA 90212

Amir F. Heshmatpour 9595 Wilshire Blvd, Suite 700 Beverly Hills, CA 90212	1,500,000	(1)	100.00%

All directors and executive officers as a group (1 persons)	1,500,000		100.00%

 (1) Amir F. Heshmatpour is the Managing Member of AFH Holding, has sole investment control over the shares owned by AFH Holding and may be deemed the beneficial owner of these shares of the Company’s Common Stock.  On the Record Date, Mr. Heshmatpour was President and sole director of the Company.

After the Exchange

The chart below sets forth, as of May 12, 2010 following completion of the Exchange, the number of shares of Common Stock of the Company that are beneficially owned by (i) each person or entity known to the Company to be the beneficial owner of more than five percent (5%) of the outstanding common stock; (ii) each executive officer and director of the Company; and (iii) all officers and directors as a group following the consummation of the Exchange. The percentages below are calculated based on 8,000,000 shares of the Company’s Common Stock issued and outstanding.

Unless otherwise stated, the address of each beneficial owner is 9595 Wilshire Blvd., Suite 900, Beverly Hills, CA 90212.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Percent of Common Stock Beneficially Owned

Rose Hill Gardens LLC	6,677,251	(2)	83.47%
PO Box 5490 Santa Barbara CA 93150

Victoria Briggs (1)	6,677,211	(2)	83.47%

AFH Holding and Advisory, LLC	800,000	(3)	10.00%
9595 Wilshire Blvd, Suite 700 Beverly Hills, CA 90212

Amir F. Heshmatpour 9595 Wilshire Blvd, Suite 700 Beverly Hills, CA 90212	800,000	(3)	10.00%

Sandra L Missakian (1)	171,876		2.15%

Anthony Roth (1)	75,000		.94%

Barrett Carrere	0		—

All directors and executive officers as a group (5 persons)	7,724,127		96.55%

  (1) Victoria Briggs, Sandra Missakian and Anthony Roth will become members of the Company’s Board of Directors following the expiration of ten days following the filing of Schedule 14F-1 with the SEC.

  (2) Victoria Briggs is the sole Managing Member, and owns and controls 100% of Rose Hill Gardens LLC.  She is deemed to be the beneficial owner of the shares held by Rose Hill Gardens LLC Christopher K. Bagdasarian is the spouse of Victoria Briggs.  Mr. Bagdasarian has no ownership or control over Rose Hill Gardens LLC. Mr. Bagdasarian disclaims any beneficial interest in the shares.
  (3)  Amir F. Heshmatpour is the Managing Member of AFH Holding, has sole investment control over the shares owned by AFH Holding and may be deemed the beneficial owner of these shares.  Mr. Heshmatpour will resign from the Company’s Board of Directors upon the expiration of ten days following the filing of Schedule 14F-1 with the SEC.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors and persons who own more than 10% of a registered class of the Company’s equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of the Company’s common stock and other equity securities, on Forms 3, 4 and 5 respectively. Executive officers, directors and greater than 10% stockholders (the “Reporting Persons”) are required by the SEC regulations to furnish us with copies of all Section 16(a) reports that they file.
Based solely on a review of the copies of such forms received by the Company, or written representations from the Reporting Persons, the Company believes that all filing requirements applicable to all Reporting Persons were complied with.

LEGAL PROCEEDINGS

The Company is not presently subject to any material litigation, and, to management’s knowledge, there is not any material litigation presently threatened against the Company.  On or about August 14, 2009 Aris Janigian commenced an action in the Superior Court of Los Angeles against Victoria Briggs, among others, claiming that he is entitled to remuneration for bringing the idea of a varietal grape juice to the defendants as well as for his work and consultation with them and Rose Hill Gardens LLC in developing First Blush.  Continued attempts to negotiate a settlement have reached no resolution.  Rose Hill Gardens LLC has agreed to indemnify First Blush for any costs and expenses associated with such claims including but not limited to any settlement costs and legal expenses associated therewith provided such legal expenses do not exceed $100,000.

TRANSACTIONS WITH RELATED PERSONS

The Company pays Rose Hill Gardens LLC a consulting fee of $8,500 per month for office rent and related expenses as well as operating and management services including, but not limited to, sales and marketing, fulfillment, production, customer service and accounting. Rose Hill Gardens LLC is owned by Victoria Briggs.

On December 31, 2008 and June 26, 2009, First Blush entered into a Senior Note from Rose Hill Gardens LLC, which is 100% owned by Victoria Briggs, for up to $1,000,000 and an additional note from Michael Bagdasarian, Ms. Briggs’ father-in-law, for $100,000. The notes bear interest at the rate of 12% per annum and are demand notes and are secured by substantially all of the assets of First Blush.

Jeffrey Rinde, a partner of Blank Rome LLP, First Blush’s legal advisor in connection with the Exchange, also holds the position of Principal of, and has an ownership interest in, AFH Holding.  AFH Holding was the Company’s sole stockholder prior to the Exchange, and as such will realize an economic benefit as a result of fees received in the Exchange and of AFH Holding’s continued ownership of the Company’s shares.  See “Security Ownership of Certain Beneficial Owners and Management.” In connection with Blank Rome’s representation of First Blush, Blank Rome disclosed Jeffrey Rinde’s relationship with AFH Holding, and Blank Rome received conflict waivers from First Blush and AFH Holding relating to Blank Rome’s representation of First Blush.

AMENDMENT OF CHARTER, BY-LAWS OR OTHER DOCUMENTS

Immediately prior to and as a condition of the Exchange, on May 12, 2010, the sole Director and sole stockholder of the Company approved the amendment and restatement of the Company’s Articles of Incorporation in the form attached hereto as Exhibit A.

The  following is a summary of the material changes that were made to the Articles of Incorporation:

•	The name of the Company was changed from AFH Holding II, Inc. to First Blush Brands, Inc. This change is being made to more closely associate the Company with its operating business.

•
A provision was added providing that directors may only be removed for cause and by the affirmative vote of two-thirds of the outstanding voting stock of the Company, voting together as a single class at a duly convened annual or special meeting of stockholders. “Cause” is defined as (i) a final conviction of a felony involving moral turpitude or (ii) willful misconduct that is materially and demonstrably injurious economically to the Company. This provision differs from the general Delaware law which provides generally for removal of directors at any time with or without cause by the vote of the holders of a majority of the shares entitled to vote at an election of directors. This change was made in order to make it more difficult to remove any director except at an annual meeting. We believe that this provision provides security for our board members and to management. This provision makes it more difficult for an acquirer of our shares to replace the board of directors and management of the Company in order to effect a change of control. This provision has the effect of discouraging the acquisition of our shares by investors who may have a different view of the Company’s business than that of its current directors.

•
a provision was added limiting the ability of the stockholders to take action by written consent to times when the Company has fewer than 20 stockholders.  Unless stated otherwise in a corporation’s certificate of incorporation, Delaware law allows any actions required or permitted to be taken by stockholders to be taken without a meeting and without a stockholder vote if a written consent setting forth the action to be taken is signed by the holders of stock having the requisite number of votes.  Removing this authority when the Company has greater than 20 stockholders prevents controlling stockholders from taking action without prior notice to other stockholders and without a meeting of the Company’s stockholders and the attendant formalities associated with a meeting, Removal of the ability to act by written consent is a defensive measure, used to prevent a change of control.

•
A provision was added, as permitted by Section 102(b)(2) of the Delaware General Corporation Law, to allow a court in the State of Delaware to approve a plan of reorganization resulting from a compromise or arrangement by the stockholders and /or creditors of the Company.  Under certain circumstances, this would provide the Company with an alternative to a bankruptcy filing, which would reduce costs and provide flexibility in a reorganization.

REPORTS TO SECURITYHOLDERS

The Company files reports with the Securities and Exchange Commission. These reports include annual reports, quarterly reports as well as other information the Company is required to file pursuant to securities laws. You may read and copy materials the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street. NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC which is http://www.sec.gov. You may send communication to the board of directors at 9595 Wilshire Boulevard, Suite 900 Beverly Hills CA 90212.

By Order of the Board of Directors

AFH Holding II, Inc.
By:	/s/ Anthony Roth
Name:	Anthony Roth
Title:	President
Date:	May 18, 2010

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
AFH HOLDING II, INC.

Pursuant to Sections 242 and 245
of the General Corporation Law of the State of Delaware

The original Certificate of Incorporation of AFH HOLDING II, Inc. (the “Corporation”), originally incorporated under the General Corporation Law of the State of Delaware (the “DGCL”) under the name AFH Holding II, Inc., was filed with the Secretary of State on April 16, 2007.

This Amended and Restated Certificate of Incorporation, which amends and restates in its entirety the Certificate of Incorporation of the Corporation, was duly adopted by the written consent of the Board of Directors of the Corporation (the “Board of Directors”) and by the written consent of the holders of all of the outstanding stock entitled to vote thereon in lieu of a duly convened meeting of stockholders in accordance with the provisions of Sections 141(f), 228, 242 and 245 of the DGCL.

FIRST:                   Name. The name of the Corporation is:
                               First Blush Brands, Inc.

SECOND:              Registered Office and Agent. The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.  The name of its registered agent at such address is Corporation Service Company.

THIRD:                  Purpose. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

FOURTH:              Authorized Capital Stock.  The total number of shares of capital stock which the Corporation shall have authority to issue is one hundred twenty million (120,000,000) shares, of which one hundred million (100,000,000) shares shall be Common Stock, par value $0.001 per share (“Common Stock”), and twenty million (20,000,000) shares shall be Preferred Stock, par value $0.001 per share (“Preferred Stock”).

(a)           Common Stock.  Each holder of shares of Common Stock shall be entitled to cast one vote for each share held at all stockholders’ meetings for all purposes, including the election of directors. The Common Stock does not have cumulative voting rights.

(b)           Preferred Stock. The Preferred Stock may be issued by the Board of Directors of the Corporation in one or more classes or one or more series within any class and such classes or series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions as the Board of Directors may determine, from time to time.

(c)           No holder of shares of stock of any class shall be entitled as a matter of right to subscribe for or purchase or receive any part of any new or additional issue of shares of stock of any class, or of securities convertible into shares of stock of any class, whether now or hereafter authorized or whether issued for money, for consideration other than money, or by way of dividend.

FIFTH:                   Directors; Stockholder Actions and Voting.

(a)           A director may be removed from office at any time only for Cause (as defined herein) by the affirmative vote of the holders of not less than two-thirds of the outstanding stock of the Corporation entitled to vote, voting together as a single class, at a duly called and convened annual or special meeting of stockholders.  For purposes hereof, “Cause” shall mean (i) a final conviction of a felony involving moral turpitude or (ii) willful misconduct that is materially and demonstrably injurious economically to the Corporation.  For purposes of the foregoing definition of “Cause,” no act, or failure to act, by a director shall be considered “willful” unless committed in bad faith and without a reasonable belief that the act or failure to act was in the best interest of the Corporation or any Affiliate of the Corporation. “Cause” shall not exist unless and until the Corporation has delivered to the director a written notice of the act or failure to act that constitutes “Cause” and, if cure is possible, such director shall not have cured such act or omission within 90 days after the delivery of such notice.  As used in this Amended and Restated Certificate of Incorporation, the term “Affiliate” has the meaning given such term under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

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(b)           At any time when the Corporation has 20 or more record holders of stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called and convened annual or special meeting of such holders and may not be effected by any consent in writing in lieu of such a meeting by such holders.  Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of not less than two-thirds of the outstanding stock of the Corporation entitled to vote, voting together as a single class, at a duly called and convened annual or special meeting of stockholders shall be required to alter, amend, adopt any provision inconsistent with or repeal this subparagraph (f).

(c)           Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of not less than two-thirds of the outstanding stock of the Corporation entitled to vote, voting together as a single class, at a duly called and convened annual or special meeting of stockholders shall be required to alter, amend, adopt any provision inconsistent with or repeal this subparagraph (g).

(d)           Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under § 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under § 279 of the DGCL order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

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SIXTH:                  Limitation of Liability.  No director of the Corporation shall be personally liable to the Corporation or its stockholders for any monetary damages for breaches of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the DGCL; or (d) for any transaction from which the director derived an improper personal benefit.  If the DGCL hereafter is amended to authorize the further elimination or liability of directors, then the liability of a director to the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DGCL. No repeal or amendment of this Article shall adversely affect any rights of any person pursuant to this Article which existed at the time of such repeal or amendment with respect to acts or omissions occurring prior to such repeal or amendment.

SEVENTH:            Indemnification.  The Corporation shall, to the fullest extent permitted by Section 145 of the DGCL, as amended from time to time, each person that such section grants the Corporation the power to indemnify.

EIGHTH:                Existence. The Corporation shall have perpetual existence.

NINTH:                  Amendments to By-laws.  The Board of Directors shall have the power at any time, and from time to time, to adopt, amend and repeal any and all By-laws of the Corporation.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by the officer of the Corporation named below, by and on behalf of the Corporation, this 12th day of May, 2010.

AFH HOLDING II, Inc.

By:	/s/ Amir Heshmatpour
	Name:	Amir Heshmatpour
	Title:	President

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